Exhibit 99.1

NEWS RELEASE

Gray Reports Strong First Quarter Benefiting From Growth Strategy

Atlanta, Georgia – May 6, 2022. . . Gray Television, Inc. (“Gray,” “we,” “us” or “our”) (NYSE: GTN) today announced financial results for the first quarter ended March 31, 2022. Our total revenues of $827 million were strong as we begin an “on-year” of the two-year political advertising cycle. Importantly, our financial results exceeded our revenue and expense guidance issued for this quarter due in large part to faster than anticipated improvements in the operational performance across nearly all of our recently acquired television stations. In the first quarter of 2022 our core advertising revenue increased by 40%, our retransmission consent revenue increased by 59% and our political advertising revenue increased by 189%.

Due to the significant effect that material transactions have had on our results of our operations, we present the financial information herein consistent with both U.S. Generally Accepted Accounting Principles (“GAAP” or “As Reported Basis”) and on a Combined Historical Basis (“CHB”), which incorporates certain historical results of acquired businesses, less the historical results of divested businesses. We also furnish certain other detailed non-GAAP metrics to provide more meaningful period-over-period comparisons to assist the public in its analysis and valuation of the Company. This additional information includes a summary of incremental expenses that were specific to our acquisitions, divestitures, and related financing activities (“Transaction Related Expenses”), non-cash stock-based compensation expenses and certain non-GAAP terms common in our industry. Please refer to the detailed discussion of the foregoing terms and concepts included elsewhere herein.

Summary of Operating Results

As Reported Basis (the respective 2021 periods reflect the “off-year” of the two year political advertising cycle):

●	Total revenue was $827 million, an increase of 52% from the first quarter of 2021.

●

Net income attributable to common stockholders was $49 million, or $0.52 per fully diluted share, an increase of 88% from the first quarter of 2021. Excluding Transaction Related Expenses and non-cash stock compensation totaling $8 million, our net income attributable to common stockholders would have been $55 million.

●	Broadcast Cash Flow was $271 million, an increase of 61% from the first quarter of 2021.

●	Adjusted EBITDA was $251 million, an increase of 64% from the first quarter of 2021.

Combined Historical Basis (the respective 2021 periods reflect the “off-year” of the two year political advertising cycle):

●	Revenue was $827 million, an increase of 10% from the first quarter of 2021.

●	Core Advertising Revenue increased by 4% from the first quarter of 2021.

●	Broadcast Cash Flow was $272 million, an increase of 8% from the first quarter of 2021.

Other Key Metrics

●

As of March 31, 2022, our Total Leverage Ratio, Net of all Cash, was 5.43 times on a trailing eight-quarter basis, netting our total cash balance of $247 million and giving effect to all Transaction Related Expenses.

●

During the first quarters of 2022 and 2021, we incurred Transaction Related Expenses on an As Reported Basis that included but were not limited to legal and professional fees, severance and incentive compensation and contract termination fees. In addition, we recorded certain non-cash stock-based compensation expenses. These expenses are summarized as follows:

	Three Months Ended
	March 31,
	2022	2021
	(in millions)
Transaction Related Expenses:
Broadcasting	$2	$-
Corporate and administrative	1	1
Total Transaction Related Expenses	$3	$1

Total non-cash stock-based compensation	$5	$4

Taxes

●

During the first quarter of 2022 and 2021, we did not make any material income tax payments. During 2022, we anticipate making income tax payments (net of refunds) within a range of $170 million to $190 million.

●	As of March 31, 2022, we have an aggregate of $324 million of various state operating loss carryforwards, of which we expect that approximately half will be utilized.

Guidance for the Three-Months Ending June 30, 2022

Based on our current forecasts for the quarter ending June 30, 2022, we anticipate the following key financial results, as outlined below in approximate ranges. We present revenue net of agency commissions. We exclude depreciation, amortization and gain/loss on disposal of assets from our estimates of operating expenses.

●	Revenue:
o	Core advertising revenue of $370 to $375 million.
o	Retransmission revenue of $385 to $390 million.
o	Political revenue of $65 to $70 million.
o	Production company revenue of $10 to $12 million.
o	Total revenue of $846 to $864 million.

●	Operating Expenses:
o

Broadcasting expenses of $533 to $537 million, including retransmission expense of approximately $226 million and transaction related expenses of approximately $1 million and non-cash stock-based compensation expense of approximately $1 million.

o	Production company expenses of approximately $12 million.
o	Corporate expenses of $30 to $35 million, including transaction related expenses of approximately $1 million and non-cash stock-based compensation expense of approximately $5 million.

Gray Television, Inc.

Earnings Release for the three-month period ended March 31, 2022

Selected Operating Data on As Reported Basis (Unaudited)

	Three Months Ended March 31,
			% Change		% Change
	2022	2021	2022 to 2021	2020	2022 to 2020
	(dollars in millions)
Revenue (less agency commissions):
Broadcasting	$804	$530	52%	$515	56%
Production companies	23	14	64%	19	21%
Total revenue	$827	$544	52%	$534	55%

Political advertising revenue	$26	$9	189%	$36	(28)%

Operating expenses (1):
Broadcasting	$530	$361	47%	$335	58%
Production companies	$26	$17	53%	$19	37%
Corporate and administrative	$28	$18	56%	$15	87%

Net income (loss)	$62	$39	59%	$53	17%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow	$271	$168	61%	$181	50%
Broadcast Cash Flow Less
Cash Corporate Expenses	$248	$153	62%	$168	48%
Free Cash Flow	$139	$78	78%	$85	64%

(1)	Excludes depreciation, amortization and gain on disposal of assets.
(2)	See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net income included elsewhere herein.

Gray Television, Inc.

Earnings Release for the three-month period ended March 31, 2022

Selected Operating Data on As Reported Basis (Unaudited)

	Three Months Ended March 31,
	2022		2021		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
	(dollars in millions)
Revenue (less agency commissions):
Core advertising	$365	44%	$260	47%	$105	40%
Political	26	3%	9	2%	17	189%
Retransmission consent	393	48%	247	45%	146	59%
Production companies	23	3%	14	3%	9	64%
Other	20	2%	14	3%	6	43%
Total	$827	100%	$544	100%	$283	52%

Operating expenses (before depreciation, amortization and (gain) loss on disposal of assets):
Broadcasting:
Station expenses	$301	57%	$215	60%	$86	40%
Retransmission expense	227	43%	145	40%	82	57%
Transaction Related Expenses	2	0%	-	0%	2
Non-cash stock-based compensation	-	0%	1	0%	(1)
Total broadcasting expense	$530	100%	$361	100%	$169	47%

Production companies expense	$26		$17		$9	53%

Corporate and administrative:
Corporate expenses	$22	78%	$14	78%	$8	57%
Transaction Related Expenses	1	4%	1	5%	-
Non-cash stock-based compensation	5	18%	3	17%	2	67%
Total corporate and administrative expense	$28	100%	$18	100%	$10	56%

Gray Television, Inc.

Earnings Release for the three-month period ended March 31, 2022

Detail Table of Operating Results on As Reported Basis (Unaudited)

	Three Months Ended
	March 31,
	2022	2021
	(in millions, except per share information)
Revenue (less agency commissions):
Broadcasting	$804	$530
Production companies	23	14
Total revenue (less agency commissions)	827	544
Operating expenses before depreciation, amortization and gain on disposal of assets, net:
Broadcasting	530	361
Production companies	26	17
Corporate and administrative	28	18
Depreciation	32	25
Amortization of intangible assets	52	26
Gain on disposal of assets, net	(5)	(4)
Operating expenses	663	443
Operating income	164	101
Other income (expense):
Miscellaneous, net	(2)	1
Interest expense	(79)	(48)
Income before income taxes	83	54
Income tax expense	21	15
Net income	62	39
Preferred stock dividends	13	13
Net income available to common stockholders	$49	$26

Basic per common share information:
Net income available to common stockholders	$0.53	$0.28
Weighted-average common shares outstanding	93	94

Diluted per common share information:
Net income available to common stockholders	$0.52	$0.27
Weighted-average common shares outstanding	94	95

Gray Television, Inc.

Earnings Release for the three-month period ended March 31, 2022

Selected Operating Data on Combined Historical Basis (Unaudited)

	Three Months Ended March 31,
			% Change		% Change
	2022	2021	2022 to 2021	2020	2022 to 2020
	(dollars in millions)
Revenue (less agency commissions):
Total	$827	$753	10%	$744	11%
Broadcast	$804	$739	9%	$725	11%
Political	$26	$13	100%	$50	(48)%
Production companies	$23	$14	64%	$19	21%

Operating Expenses (1):
Broadcast	$530	$505	5%	$477	11%
Production companies	$26	$17	53%	$19	37%
Corporate and administrative	$28	$19	47%	$15	87%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow	$272	$253	8%	$268	1%
Broadcast Cash Flow Less Cash Corporate Expenses	$249	$238	5%	$255	(2)%
Operating Cash Flow as defined in the 2019 Senior Credit Facility	$251	$239	5%	$255	(2)%
Free Cash Flow	$143	$119	20%	$135	6%

(1)	Excludes depreciation, amortization and gain on disposal of assets.
(2)	See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net income included elsewhere herein.

Gray Television, Inc.

Earnings Release for the three-month period ended March 31, 2022

Selected Operating Data on As Reported Basis (Unaudited)

	Three Months Ended March 31,
	2022		2021		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
	(dollars in millions)
Revenue (less agency commissions):
Core advertising	$365	44%	$351	47%	$14	4%
Political	26	3%	13	2%	13	100%
Retransmission consent	393	48%	356	47%	37	10%
Production companies	23	3%	14	2%	9	64%
Other	20	2%	19	2%	1	5%
Total	$827	100%	$753	100%	$74	10%

Operating expenses (before depreciation, amortization and (gain) loss on disposal of assets):
Broadcasting:
Station expenses	$301	57%	$295	59%	$6	2%
Retransmission expense	227	43%	209	41%	18	9%
Transaction Related Expenses	2	0%	-	0%	2
Non-cash stock-based compensation	-	0%	1	0%	(1)
Total broadcasting expense	$530	100%	$505	100%	$25	5%

Production companies expense	$26		$17		$9	53%

Corporate and administrative:
Corporate expenses	$22	78%	$15	79%	$7	47%
Transaction Related Expenses	1	4%	1	5%	-
Non-cash stock-based compensation	5	18%	3	16%	2	67%
Total corporate and administrative expense	$28	100%	$19	100%	$9	47%

Gray Television, Inc.

Earnings Release for the three-month period ended March 31, 2022

Other Financial Data on As Reported Basis (Unaudited)

	Three Months Ended March 31,
	2022	2021
	(in millions)

Net cash provided by operating activities	$141	$147
Net cash used in investing activities	(53)	(73)
Net cash used in financing activities	(30)	(28)
Net increase in cash	$58	$46

	As of
	March 31,	December 31,
	2022	2021
	(in millions)

Cash	$247	$189
Long-term debt, including current portion, less deferred financing costs	$6,755	$6,755
Series A perpetual preferred stock	$650	$650
Borrowing availability under Senior Credit Facility	$496	$497

Additional Information

The Company

We are a multimedia company headquartered in Atlanta, Georgia. We are the nation’s largest owner of top-rated local television stations and digital assets in the United States. Our television stations serve 113 television markets that collectively reach approximately 36 percent of US television households.  This portfolio includes 80 markets with the top-rated television station and 100 markets with the first and/or second highest rated television station. We also own video program companies Raycom Sports, Tupelo Honey, PowerNation Studios, as well as the studio production facilities Assembly Atlanta and Third Rail Studios.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains certain forward-looking statements that are based largely on our current expectations and reflect various estimates and assumptions by us. These statements are statements other than those of historical fact and may be identified by words such as “estimates,” “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include our inability to achieve expected synergies from recent transactions on a timely basis or at all, the impact of recently completed transactions, estimates of future revenue, future expenses and other future events. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained therein, which reports are made publicly available via our website, www.gray.tv. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2021, and may be contained in reports subsequently filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.

Gray Television, Inc.

Earnings Release for the three-month period ended March 31, 2022

Conference Call Information

We will host a conference call to discuss our first quarter operating results on May 6, 2022. The call will begin at 11:00 a.m. Eastern Time. The live dial-in number is 1-855-493-3489 and the confirmation code is 8298523. The call will be webcast live and available for replay at www.gray.tv. The taped replay of the conference call will be available at 1-855-859-2056, Confirmation Code: 8298523 until June 6, 2022.

Gray Contacts

Web site: www.gray.tv

Hilton H. Howell, Jr., Executive Chairman and Chief Executive Officer, 404-266-5513

Pat LaPlatney, President and Co-Chief Executive Officer, 334-206-1400

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

Gray Television, Inc.

Earnings Release for the three-month period ended March 31, 2022

Effects of Acquisitions and Divestitures on Our Results of Operations and Non-GAAP Terms

From January 1, 2020 through December 31, 2021, we completed several acquisition and divestiture transactions. As more fully described in our Form 10-K to be filed with the Securities and Exchange Commission today and in our prior disclosures, these transactions materially affected our operations. We refer to all television stations acquired or divested from January 1, 2020 through December 31, 2021, as the “Acquisitions”.

Due to the significant effect that the Acquisitions have had on our results of operations, and in order to provide more meaningful period over period comparisons, we present herein certain financial information on a Combined Historical Basis (or “CHB”). Combined Historical Basis financial information does not include any adjustments for other events attributable to the Acquisitions unless otherwise described. Certain of the Combined Historical Basis financial information has been derived from, and adjusted based on unaudited, unreviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from the Combined Historical Basis financial information if the Acquisitions had been completed at the stated date. In addition, the presentation of Combined Historical Basis may not comply with United Stated Generally Accepted Accounting Principles (“GAAP”) or the requirements for proforma financial information under Regulation S-X under the Securities Act.

From time to time, we supplement our financial results prepared in accordance with GAAP by disclosing the non-GAAP financial measures Broadcast Cash Flow, Broadcast Cash Flow Less Cash Corporate Expenses, Operating Cash Flow as defined in the Senior Credit Agreement, Free Cash Flow, Adjusted EBITDA and Total Leverage Ratio, Net of All Cash. These non-GAAP amounts are used by us to approximate amounts used to calculate key financial performance covenants contained in our debt agreements and are used with our GAAP data to evaluate our results and liquidity.

We define Broadcast Cash Flow as net income or loss plus loss on early extinguishment of debt, non-cash corporate and administrative expenses, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Broadcast Transactions Related Expenses and broadcast other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Broadcast Cash Flow Less Cash Corporate Expenses as net income or loss plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Operating Cash Flow as defined in our Senior Credit Agreement as net income or loss plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses, other adjustments, certain pension expenses, synergies and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income and contributions to pension plans.

Gray Television, Inc.

Earnings Release for the three-month period ended March 31, 2022

Operating Cash Flow as defined in our Senior Credit Agreement gives effect to the revenue and broadcast expenses of all completed acquisitions and divestitures as if they had been acquired or divested, respectively, on April 1, 2020. It also gives effect to certain operating synergies expected from the acquisitions and related financings and adds back professional fees incurred in completing the acquisitions. Certain of the financial information related to the acquisitions has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from this financial information if the acquisitions had been completed on the stated date. In addition, the presentation of Operating Cash Flow as defined in the Senior Credit Agreement and the adjustments to such information, including expected synergies resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act of 1933.

We define Free Cash Flow as net income or loss, plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, any income tax expense, non-cash 401(k) expense, Transactions Related Expenses, broadcast other adjustments, certain pension expenses, synergies, other adjustments and amortization of deferred financing costs less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income, contributions to pension plans, preferred dividends, purchase of property and equipment (net of reimbursements and certain defined purchases) and income taxes paid (net of any refunds received and certain defined payments).

We define Adjusted EBITDA as net income or loss, plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization of intangible assets, any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses less any gain on disposal of assets, any miscellaneous income and any income tax benefits.

Our Total Leverage Ratio, Net of All Cash is determined by dividing our Adjusted Total Indebtedness, Net of All Cash, by our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two. Our Adjusted Total Indebtedness, Net of All Cash, represents the total outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement, less all cash (excluding restricted cash). Our Operating Cash Flow, as defined in our Senior Credit Agreement, divided by two, represents our average annual Operating Cash Flow as defined in our Senior Credit Agreement for the preceding eight quarters.

We define Transaction Related Expenses as incremental expenses incurred specific to acquisitions and divestitures, including but not limited to legal and professional fees, severance and incentive compensation, and contract termination fees. We present certain line items from our selected operating data, net of Transaction Related Expenses, in order to present a more meaningful comparison between periods of our operating expenses and our results of operations.

These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Gray Television, Inc.

Earnings Release for the three-month period ended March 31, 2022

Reconciliation of Non-GAAP Terms on As Reported Basis:

	Three Months Ended
	March 31,
	2022	2021	2020
	(in millions)
Net income (loss)	$62	$39	$53
Adjustments to reconcile from net income (loss) to Free Cash Flow:
Depreciation	32	25	21
Amortization of intangible assets	52	26	26
Non-cash stock-based compensation	5	4	4
Non-cash 401(k) expense	-	1	-
Gain on disposal of assets, net	(5)	(4)	(6)
Miscellaneous expense (income), net	2	(1)	1
Interest expense	79	48	52
Income tax expense	21	15	18
Amortization of program broadcast rights	13	9	9
Payments for program broadcast rights	(13)	(9)	(10)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	23	15	13
Broadcast Cash Flow	271	168	181
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	(23)	(15)	(13)
Broadcast Cash Flow Less Cash Corporate Expenses	248	153	168
Pension benefit	(1)	-	-
Interest expense	(79)	(48)	(52)
Amortization of deferred financing costs	4	3	3
Preferred stock dividends	(13)	(13)	(13)
Common stock dividends	(8)	(8)	-
Purchases of property and equipment (1)	(17)	(13)	(27)
Reimbursements of property and equipment purchases	5	4	6
Free Cash Flow	$139	$78	$85

(1)	Excludes approximately $30 million related to the Assembly Atlanta project in 2022.

Gray Television, Inc.

Earnings Release for the three-month period ended March 31, 2022

Reconciliation of Non-GAAP Terms on Combined Historical Basis:

	Three Months Ended
	March 31,
	2022	2021	2020
	(in millions)
Net income	$62	$73	$69
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	32	32	29
Amortization of intangible assets	52	28	29
Non-cash stock-based compensation	5	4	5
Non-cash 401(k) expense	-	1	-
Gain on disposals of assets, net	(5)	(4)	(9)
Miscellaneous expense (income), net	2	(1)	23
Interest expense	79	78	78
Income tax expense	21	8	14
Amortization of program broadcast rights	13	14	14
Payments for program broadcast rights	(13)	(15)	(15)
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	23	15	13
Broadcast Transaction Related Expenses	2	-	-
Broadcast other adjustments	(1)	20	18
Broadcast Cash Flow	272	253	268
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	(23)	(15)	(13)
Broadcast Cash Flow Less Cash Corporate Expenses	249	238	255
Pension benefit	(1)	-	-
Adjustments for unrestricted subsidiaries	2	-	-
Corporate Transaction Related Expenses	1	1	-
Operating Cash Flow as defined in Senior Credit Agreement	251	239	255
Interest expense	(79)	(78)	(78)
Amortization of deferred financing costs	4	3	3
Preferred dividends	(13)	(13)	(13)
Common stock dividends	(8)	(8)	-
Purchase of property and equipment (1)	(17)	(15)	(32)
Reimbursement of purchases of property and equipment	5	5	9
Income taxes paid, net of refunds	-	(14)	(9)
Free Cash Flow	$143	$119	$135

(1)	Excludes approximately $30 million related to the Assembly Atlanta project in 2022.

Gray Television, Inc.

Earnings Release for the three-month period ended March 31, 2022

Reconciliation of Net Income to Adjusted EBITDA and the Effect of Transaction Related Expenses and Certain Non-Cash Expenses:

	Three Months Ended
	March 31,
	2022	2021
	(in millions, except per share information)
Net income	$62	$39
Adjustments to reconcile from net income to Adjusted EBITDA:
Depreciation	32	25
Amortization of intangible assets	52	26
Non-cash stock-based compensation	5	4
Gain on disposal of assets, net	(5)	(4)
Miscellaneous expense (income), net	2	(1)
Interest expense	79	48
Income tax expense	21	15
Total	248	152
Add: Transaction Related Expenses	3	1
Adjusted EBITDA	$251	$153

Net income attributable to common stockholders	$49	$26
Add: Transaction Related Expenses and non-cash stock-based compensation	8	5
Less: Income tax expense related to Transaction Related Expenses and non-cash stock-based compensation	(2)	(1)
Net income attributable to common stockholders - excluding Transaction Related Expenses and non-cash stock-based compensation	$55	$30

Net income attributable to common stockholders per common share, diluted - excluding Transaction Related Expenses and non-cash stock-based compensation	$0.59	$0.32

Diluted weighted-average common shares outstanding	94	95

Gray Television, Inc.

Earnings Release for the three-month period ended March 31, 2022

Reconciliation of Total Leverage Ratio, Net of All Cash:

Eight Quarters Ended
March 31, 2022
(dollars in millions)
Net income	$508
Adjustments to reconcile from net income to Operating Cash Flow as defined in our Senior Credit Agreement:
Depreciation	211
Amortization of intangible assets	247
Non-cash stock-based compensation	31
Non-cash 401(k) expense	15
Loss on disposal of assets, net	15
Miscellaneous expense, net	2
Interest expense	422
Loss on early extinguishment of debt	12
Income tax expense	215
Amortization of program broadcast rights	78
Payments for program broadcast rights	(80)
Pension gain	(4)
Contributions to pension plans	(7)
Adjustments for unrestricted subsidiaries	6
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period	671
Transaction Related Expenses	86
Operating Cash Flow as defined in our Senior Credit Agreement	$2,428
Operating Cash Flow as defined in our Senior Credit Agreement, divided by two	$1,214

March 31, 2022
Adjusted Total Indebtedness:
Total outstanding principal, including current portion	$6,831
Letters of credit outstanding	4
Cash	(247)
Adjusted Total Indebtedness, Net of All Cash	$6,588
Total Leverage Ratio, Net of All Cash	5.43

Gray Television, Inc.

Earnings Release for the three-month period ended March 31, 2022